Exhibit 10.31

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”) is entered into this 27th day of February, 2013, by and between SILICON VALLEY BANK (“Bank”) and WIRELESS RONIN TECHNOLOGIES, INC., a Minnesota corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 18, 2010 (as the same has and may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower is currently in default of Section 6.9(a) of the Loan Agreement for failing to comply with the Tangible Net Worth financial covenant for the month ending December 31, 2012 (the “Existing Event of Default”).

D. Borrower has requested that Bank waive the Existing Event of Default as more fully set forth herein.

E. Although Bank is under no obligation to do so, Bank is willing to waive the Existing Event of Default on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Waiver of the Existing Event of Default. Borrower acknowledges and agrees that unless the Existing Event of Default is waived by Bank, such Existing Event of Default would constitute an Event of Default under the Loan Documents. Bank hereby waives the Existing Event of Default. Bank’s agreement to waive the Existing Event of Default shall in no way obligate Bank to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date. The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement in connection with any other transaction.

3. Limitation of Waiver.

3.1 The waiver set forth in Section 2 above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

4. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Agreement and the Bank’s waiver as set forth herein, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default, has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date and the First Loan Modification Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect except (a) to the extent that the Borrower amended its bylaws effective October 27, 2011, such bylaws having been filed with the SEC at http://www.sec.gov/Archives/edgar/data/1356093/000095012311094400/c24019exv3.htm and (b) to the extent that the Borrower amended its Articles of Incorporation effective December 14, 2012, such amendment having been filed with the SEC at http://www.sec.gov/Archives/edgar/data/1356093/000119312512486173/d447643dex3.htm;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) payment of a waiver fee of Three Thousand One Hundred Twenty-Five Dollars ($3,125), and (c) payment of all Bank’s legal fees and expenses in connection with the preparation and negotiation of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Kimberly A. Stover
Name: Kimberly A. Stover
Title: Vice President

BORROWER

WIRELESS RONIN TECHNOLOGIES, INC.

By:	/s/ Darin McAreavey
Name: Darin McAreavey
Title: SVP & CFO

[Signature Page to Waiver Agreement to Loan and Security Agreement]